SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ZION OIL & GAS, INC.

(Exact name of registrant as specified in its charter)
Delaware (State of incorporation or organization)	20-0065053 (IRS. Employer Identification No.)

6510 Abrams Rd., Suite 300
Dallas, TX 75231
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants included in Units	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-164563

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1. Description of Registrant's Securities to be Registered.

Registrant is registering warrants (each a “Warrant” and collectively the “Warrants”) to purchase one share of Registrant’s common stock, par value $0.01 per share.

The Warrants have been described in the Registrant’s Prospectus Supplement dated September 29, 2010 to the Prospectus dated April 16, 2010 filed with the Securities and Exchange Commission on April 28, 2010, which description is incorporated herein by reference.

ITEM 2. Exhibits

3.1     Specimen Form of Warrant   (incorporated by reference to the Registrant’s Prospectus (File No. 333-164563) filed with the Securities and Exchange Commission on September 29, 2010)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement to be signed by the undersigned, duly authorized.

ZION OIL & GAS, INC.

Date: December 15, 2010	By:	/s/ Richard Rinberg
Richard Rinberg
Chief Executive Officer